Exhibit 99.1

Genpact Reports Full Year and Fourth Quarter 2017 Results

2017 Revenues of $2.74 Billion, Up 6% (~7% on a constant currency basis)1

2017 Global Client BPO Revenues of $2.09 Billion, Up 13% (~14% on a constant currency basis)2

2017 Diluted EPS of $1.34, Up 4%; 2017 Adjusted Diluted EPS3 of $1.62, Up 11%

NEW YORK, February 12, 2018 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“We are very pleased with our full year 2017 results.  We grew Global Client BPO revenues 14% on a constant currency basis and generated double-digit adjusted EPS growth,” said “Tiger” Tyagarajan, Genpact’s president and CEO.  “The strategic investments we are making in digital, domain, and talent drove 25% growth in transformation services revenues from our Global Clients.  We will remain sharply focused on a specific set of industry verticals and service lines, and continue to use the increasing power of our Genpact Cora platform to unleash opportunities for our clients.”

Key Financial Results – Full Year 2017

•	Total revenue was $2.74 billion, up 6% year-over-year (up ~7% on a constant currency basis).
•

Income from operations was $328.6 million, down 4% year-over-year, with a corresponding margin of 12.0%.  Adjusted income from operations was $429.6 million, up 8% year-over-year, with a corresponding margin of 15.7%.[4]

•	Diluted earnings per share were $1.34, up 4% year-over-year, and adjusted diluted earnings per share were $1.62, up 11% year-over-year.
•	New bookings were approximately $2.80 billion, up 5% from $2.65 billion in 2016.[5]
•	Genpact repurchased approximately 7.7 million of its common shares in 2017 for a total of $216 million at an average price per share of $27.89.

Key Financial Results – Fourth Quarter 2017

•	Total revenue was $734 million, up 8% year-over-year (up ~7% on a constant currency basis).
•

Income from operations was $72 million, down 27% year-over-year, with a corresponding margin of 9.8%.  Adjusted income from operations was $115 million, up 1% year-over-year, with a corresponding margin of 15.7%.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]

Global Client BPO revenue growth rates have been adjusted to assume that the GE revenue reclassifications we undertook at the end of fiscal 2016 occurred on January 1, 2016.  On an unadjusted basis, Global Client BPO revenue was up 14% (~15% on a constant currency basis). See the information under the heading “Revenue Details – Full Year 2017.”

[3]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.
[4]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. A reconciliation of GAAP income from operations and adjusted income from operations and a reconciliation of GAAP income from operations margin and adjusted income from operations margin are attached to this release.

[5]

New bookings, an operating measure, represents the total contract value of new contracts and certain renewals, extensions and changes to existing contracts.  Regular renewals of contracts with no change in scope are not counted as new bookings.

•	Diluted earnings per share were $0.34, down 9% year-over-year, and adjusted diluted earnings per share were $0.43, down 2.0% year-over-year.

Revenue Details – Full Year 20176

•

Revenue from Global Clients was $2.47 billion, up 11% year-over-year (up ~12% on a constant currency basis), representing approximately 90% of total revenues. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, revenue from Global Clients would have increased 10% year-over-year (or ~11% on a constant currency basis).

•

Revenue from GE was $270 million, down 25% year-over-year, representing approximately 10% of total revenues. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, revenue from GE would have decreased 19% year-over-year.

•	Total BPO revenue was $2.3 billion, up 9% year-over-year, representing approximately 83% of total revenues.
•

Global Client BPO revenue was $2.09 billion, up 14% year-over-year (up ~15% on a constant currency basis). If all 2016 GE revenue reclassifications had occurred on January 1, 2016, BPO revenue from Global Clients would have increased 13% year-over-year (or 14% on a constant currency basis).

•	GE BPO revenue was $176 million, down 32% year-over-year. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, GE BPO revenue would have decreased 24% year-over-year.
•	Total IT revenue was $473 million, down 3% year-over-year, representing approximately 17% of total revenues.
•	Global Client IT revenue was $379 million, down 2% year-over-year.
•	GE IT revenue was $94 million, down 6% year-over-year.

Revenue Detail – Fourth Quarter 2017

•

Revenue from Global Clients was $669 million, up 12% year-over-year (up ~11% on a constant currency basis), representing approximately 91% of total revenues. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, revenue from Global Clients would have increased 11% year-over-year (or ~11% on a constant currency basis).

•

Revenue from GE was $65 million, down 20% year-over-year, representing approximately 9% of total revenues. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, revenue from GE would have decreased 20% year-over-year.

•	Total BPO revenue was $614 million, up 11% year-over-year, representing approximately 84% of total revenues.
•

Global Client BPO revenue was $575 million, up 15% year-over-year (up ~15% on a constant currency basis). If all 2016 GE revenue reclassifications had occurred on January 1, 2016, BPO revenue from Global Clients would have increased 15% year-over-year (or 15% on a constant currency basis).

•	GE BPO revenue was $39 million, down 30% year-over-year. If all 2016 GE revenue reclassifications had occurred on January 1, 2016, GE BPO revenue would have decreased 30% year-over-year.
•	Total IT revenue was $121 million, down 6% year-over-year, representing approximately 16% of total revenues.
•	Global Client IT revenue was $94 million, down 8% year-over-year.
•	GE IT revenue was $26 million, up 2% year-over-year.

[6]

At the end of each fiscal year, we reclassify revenue related to certain divested GE businesses as Global Client revenue as of the dates of divestiture. Additionally, at the end of 2016, we reclassified revenue from our acquisitions of Endeavour Software Technologies Pvt. Ltd. and PNMSoft Ltd. from IT services to BPO revenue effective as of the date of the acquisitions.  The impact of these reclassifications is reflected in the growth rates presented under this heading.  In order to provide a consistent view of the trends underlying our business, we are also presenting under this heading growth rates adjusted to assume that the 2016 GE reclassifications occurred on January 1, 2016.  The reclassification of revenue related to certain divested GE businesses as Global Client revenue for 2017 was immaterial.

Cash Flow from Operations

•	Cash generated from operations was $359 million in the full year 2017, up 4% from the full year 2016.

2018 Outlook

Genpact expects:

•	Total revenue for the full year 2018 to be $2.93 to $3.0 billion.
•	Global Client revenue growth to be in the range of 9% to 11%, both on an as-reported and constant currency basis.
•	Adjusted income from operations margin[7] of approximately 15.8%.
•	Adjusted diluted EPS[8] of $1.70 to $1.74.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on February 12, 2018 to discuss the company’s performance for the fourth quarter and full year ended December 31, 2017. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Thereafter, callers will be prompted to enter the conference ID, 6994337.

A live webcast of the call will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[7]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for GAAP income from operations margin and adjusted income from operations margin is attached to this release.

[8]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes for hundreds of Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics. We obsess over operations and focus on the details – all 78,000+ of us. From New York to New Delhi and more than 20 countries in between, Genpact has the end-to-end expertise to connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that rethinking each step from start to finish will create better business outcomes. Whatever it is, we’ll be there with you – putting data and digital to work to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in  tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of December 31,
	2016	2017
Assets
Current assets
Cash and cash equivalents	$422,623	$504,468
Accounts receivable, net	615,265	693,085
Prepaid expenses and other current assets	189,149	236,342
Total current assets	$1,227,037	$1,433,895
Property, plant and equipment, net	193,218	207,030
Deferred tax assets	70,143	76,929
Investment in equity affiliates	4,800	886
Intangible assets, net	78,946	131,590
Goodwill	1,069,408	1,337,122
Other assets	242,328	262,169
Total assets	$2,885,880	$3,449,621
Liabilities and equity
Current liabilities
Short-term borrowings	$160,000	$170,000
Current portion of long-term debt	39,181	39,226
Accounts payable	9,768	15,050
Income taxes payable	24,159	30,026
Accrued expenses and other current liabilities	498,247	584,482
Total current liabilities	$731,355	$838,784
Long-term debt, less current portion	698,152	1,006,687
Deferred tax liabilities	2,415	6,747
Other liabilities	162,790	168,609
Total liabilities	$1,594,712	$2,020,827
Redeemable non-controlling interest	4,520	4,750
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 198,794,052 and 192,825,207 issued and outstanding as of December 31, 2016 and December 31, 2017, respectively	1,984	1,924
Additional paid-in capital	1,384,468	1,421,368
Retained earnings	358,121	355,982
Accumulated other comprehensive income (loss)	(457,925)	(355,230)
Total equity	$1,286,648	$1,424,044
Total liabilities, redeemable non-controlling interest and equity	$2,885,880	$3,449,621

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended December 31,
	2015	2016	2017
Net revenues	$646,528	$681,747	$734,413
Cost of revenue	393,937	405,672	455,883
Gross profit	$252,591	$276,075	$278,530
Operating expenses:
Selling, general and administrative expenses	165,413	170,714	188,993
Amortization of acquired intangible assets	6,638	7,419	10,632
Other operating (income) expense, net	(2,906)	(149)	6,856
Income from operations	$83,446	$98,091	$72,049
Foreign exchange gains (losses), net	1,171	(526)	(49)
Interest income (expense), net	(2,023)	(5,012)	(7,668)
Other income (expense), net	2,092	2,948	17,227
Income before equity-method investment activity, net and income tax expense	$84,686	$95,501	$81,559
Equity-method investment activity, net	(2,805)	(1,362)	24
Income before income tax expense	$81,881	$94,139	$81,583
Income tax expense	17,468	18,072	15,445
Net income	$64,413	$76,067	$66,138
Net loss attributable to redeemable non-controlling interest	—	232	944
Net income attributable to Genpact Limited shareholders	$64,413	$76,299	$67,082
Net income available to Genpact Limited common shareholders	$64,413	$76,299	$67,082
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$ 0.30	$ 0.38	$ 0.35
Diluted	$ 0.30	$ 0.38	$ 0.34
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	212,697,001	200,341,922	192,795,534
Diluted	215,675,065	203,431,310	196,862,168

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Year ended December 31,
	2015	2016	2017
Net revenues	$2,461,044	$2,570,756	$2,736,929
Cost of revenue	1,493,547	1,554,707	1,683,704
Gross profit	$967,497	$1,016,049	$1,053,225
Operating expenses:
Selling, general and administrative expenses	608,114	653,029	689,847
Amortization of acquired intangible assets	28,513	27,183	36,412
Other operating (income) expense, net	(3,322)	(4,940)	(1,661)
Income from operations	$334,192	$340,777	$328,627
Foreign exchange gains (losses), net	5,269	2,630	1,996
Interest income (expense), net	(31,267)	(16,184)	(31,735)
Other income (expense), net	4,360	10,120	26,238
Income before equity-method investment activity, net and income tax expense	$312,554	$337,343	$325,126
Equity-method investment activity, net	(10,800)	(7,698)	(4,543)
Income before income tax expense	$301,754	$329,645	$320,583
Income tax expense	61,937	62,098	59,742
Net income	$239,817	$267,547	$260,841
Net loss attributable to redeemable non-controlling interest	—	2,137	2,270
Net income attributable to Genpact Limited shareholders	$239,817	$269,684	$263,111
Net income available to Genpact Limited common shareholders	$239,817	$269,684	$263,111
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$1.11	$1.30	$1.36
Diluted	$1.09	$1.28	$1.34
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	216,606,542	206,861,536	193,864,755
Diluted	219,145,044	210,126,023	197,049,552

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended December 31,
	2015	2016	2017
Operating activities
Net income attributable to Genpact Limited shareholders	$239,817	$269,684	$263,111
Net loss attributable to redeemable non-controlling interest	—	(2,137)	(2,270)
Net income	$239,817	$267,547	$260,841
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	54,286	54,553	58,503
Amortization of debt issuance costs (including loss on extinguishment of debt)	13,546	1,531	1,884
Amortization of acquired intangible assets	28,513	27,183	36,412
Write-down of intangible assets and property, plant and equipment	10,714	11,195	9,311
Reserve for doubtful receivables	2,449	7,282	9,819
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(4,999)	1,717	(11,830)
Equity-method investment activity, net	10,800	7,698	4,543
Excess tax benefit on stock-based compensation	(6,560)	—	—
Stock-based compensation expense	24,976	25,113	35,685
Deferred income taxes	(18,713)	30,454	(10,391)
Loss (gain) on divestiture	—	(5,214)	5,668
Others, net	(238)	(41)	(4,785)
Change in operating assets and liabilities:
Increase in accounts receivable	(78,923)	(48,612)	(57,267)
Increase in prepaid expenses, other current assets and other assets	(32,602)	(62,852)	(28,381)
Decrease in accounts payable	(3,988)	(463)	(2,155)
Increase in accrued expenses, other current liabilities and other liabilities	69,606	27,977	46,581
Increase in income taxes payable	18,757	704	4,640
Net cash provided by operating activities	$327,441	$345,772	$359,078
Investing activities
Purchase of property, plant and equipment	(62,173)	(81,926)	(57,231)
Payment for internally generated intangible assets	—	(6,846)	(16,441)
Proceeds from sale of property, plant and equipment	1,486	547	1,738
Investment in equity affiliates	(18,423)	(9,620)	(496)
Payment for business acquisitions, net of cash acquired	(21,363)	(45,162)	(284,822)
Proceeds from divestiture of business, net of cash divested	—	17,242	(4,738)
Net cash used for investing activities	$(100,473)	$(125,765)	$(361,990)
Financing activities
Repayment of capital lease obligations	(2,035)	(1,793)	(2,708)
Payment of debt issuance costs	(6,584)	—	(2,630)
Proceeds from long-term debt	800,000	—	350,000
Repayment of long-term debt	(684,875)	(40,000)	(40,000)
Proceeds from short-term borrowings	1,451,500	200,000	295,000
Repayment of short-term borrowings	(1,565,000)	(61,500)	(285,000)
Proceeds from issuance of common shares under stock-based compensation plans	16,088	18,228	15,528
Payment for net settlement of stock-based awards	(7,194)	(769)	(10,296)
Payment of earn-out/deferred consideration	(230)	(1,485)	(6,219)
Dividend paid	—	—	(46,686)
Payment for stock purchased and retired	(226,917)	(345,200)	(219,784)
Payment for expenses related to stock purchase	(197)	(279)	(16)
Excess tax benefit on stock-based compensation	6,560	—	—
Net cash (used for) provided by financing activities	$(218,884)	$(232,798)	$47,189
Effect of exchange rate changes	(18,965)	(15,493)	37,568
Net increase (decrease) in cash and cash equivalents	8,084	(12,791)	44,277
Cash and cash equivalents at the beginning of the period	461,788	450,907	422,623
Cash and cash equivalents at the end of the period	$450,907	$422,623	$504,468
Supplementary information
Cash paid during the period for interest	$20,950	$17,860	$27,853
Cash paid during the period for income taxes	$72,102	$46,731	$66,238
Property, plant and equipment acquired under capital lease obligations	$1,656	$2,206	$2,318

Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because management views these interests as part of its ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of our true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these Non-GAAP financial measures from GAAP for the year and three months ended December 31, 2016 and 2017:

Reconciliation of Adjusted Income from Operations and Adjusted Income from Operations Margin

(Unaudited)

(In thousands)

	Year ended December 31,		Three months ended December 31,
	2016	2017	2016	2017
Income from operations	$340,777	$328,627	$98,091	$72,049
Add: Stock-based compensation	25,113	35,685	6,769	13,283
Add: Amortization and impairment of acquired intangible assets	25,023	35,467	6,816	11,390
Add: Acquisition-related expenses	1,956	5,886	120	131
Add: Other income (expense), net	10,120	26,238	2,948	17,227
Less: Equity-method investment activity, net	(7,698)	(4,543)	(1,362)	24
Add: Net loss attributable to redeemable non-controlling interest	2,137	2,270	232	944
Adjusted income from operations	$397,428	$429,630	$113,614	$115,048
Adjusted income from operations margin	15.5%	15.7%	16.7%	15.7%

Reconciliation of Adjusted Diluted EPS9

(Unaudited)

(Per share data)

	Year ended December 31,		Three months ended December 31,
	2016	2017	2016	2017
Diluted EPS	$1.28	$1.34	$0.38	$0.34
Add: Stock-based compensation	0.12	0.18	0.03	0.07
Add: Amortization and impairment of acquired intangible assets	0.12	0.18	0.03	0.06
Add: Acquisition-related expenses	0.01	0.03	—	—
Less: Tax impact on stock-based compensation	(0.03)	(0.05)	(0.01)	(0.02)
Less: Tax impact on amortization and impairment of acquired intangibles	(0.04)	(0.06)	(0.01)	(0.02)
Less: Tax impact on acquisition-related expenses	—	—	—	—
Adjusted diluted EPS	$1.46	$1.62	$0.43	$0.43

[9]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking Non-GAAP financial measures from GAAP for the year ending December 31, 2018:

Reconciliation of Outlook for Adjusted Income from Operations Margin

(Unaudited)

Year ending December 31, 2018
Income from operations margin	12.4%
Add: Estimated stock-based compensation	1.4%
Add: Estimated amortization of acquired intangible assets	1.3%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	0.6%
Less: Estimated equity-method investment activity, net	—
Adjusted income from operations margin	15.8%

Reconciliation of Outlook for Adjusted Diluted EPS10

(Unaudited)

(Per share data)

	Year ending December 31, 2018
	Lower	Upper
Diluted EPS	$1.39	$1.43
Add: Estimated stock-based compensation	0.23	0.23
Add: Estimated amortization of acquired intangible assets	0.21	0.21
Add: Estimated acquisition-related expenses	0.01	0.01
Less: Estimated tax impact on stock-based compensation	(0.06)	(0.06)
Less: Estimated tax impact on amortization of acquired intangibles	(0.07)	(0.07)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.70	$1.74

[10]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.